EXHIBIT 23.1

Moen and Company
Chartered Accountants
1400 IBM Tower, 701 West Georgia Street,
PO Box 10129,
Vancouver, British Columbia
Canada, V7Y 1C6

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
ECP Ventures Inc.
Reno, Nevada

We consent to the use of our report dated May 6, 2002, on the financial statements of ECP Ventures Inc. as of April 30, 2002, and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

MOEN AND COMPANY

By: /s/ "Irving P. Moen"